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EXHIBIT 11
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
S.Y. BANCORP, INC. AND SUBSIDIARIES



                                                  YEARS ENDED DECEMBER 31
                                           -------------------------------------
                                             1996          1995          1994
                                           -------------------------------------
PRIMARY
Average shares outstanding                 3,267,614     3,246,526     3,221,766
Effect of assumed conversion of stock
  options under treasury stock method         97,880        51,122        62,690
                                           ---------     ---------     ---------
                                           3,365,494     3,297,648     3,284,456
                                           ---------     ---------     ---------
Net income                               $ 5,179,000   $ 4,056,000   $ 3,101,000
                                           ---------     ---------     ---------
                                           ---------     ---------     ---------
Per share                                $      1.54   $      1.23   $       .95
                                           ---------     ---------     ---------
                                           ---------     ---------     ---------

FULLY DILUTED
Average shares outstanding                 3,267,614     3,246,526     3,221,766
Effect of assumed conversion of stock
  options under treasury stock method        104,648        52,838        66,888
                                           ---------     ---------     ---------
                                           3,372,262     3,299,364     3,288,654
                                           ---------     ---------     ---------
                                           ---------     ---------     ---------
Net income                               $ 5,179,000   $ 4,056,000   $ 3,101,000
                                           ---------     ---------     ---------
                                           ---------     ---------     ---------
Per share                                $      1.54   $      1.23   $       .95
                                           ---------     ---------     ---------
                                           ---------     ---------     ---------